                                                                     EXHIBIT 8.1

                               September 11, 2000

World Access, Inc.
Resurgens Plaza, Suite 2210
945 East Paces Ferry Road
Atlanta, Georgia 30326

         RE:      LONG-FORM TAX OPINION

Ladies and Gentlemen:

         We have acted as counsel to World Access, Inc. ("World Access") in connection with the merger of Star Telecommunications, Inc. ("STAR") with and into STI Merger Co. ("Merger Sub"), a wholly-owned subsidiary of World Access, pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of February 11, 2000, by and among such parties. Unless otherwise indicated herein, capitalized terms used herein have the meaning ascribed to them in the Agreement. On June 7, 2000, the parties amended the Agreement (the "Amended Agreement"). The terms and conditions of the Amended Agreement are set forth in the Joint Proxy Statement/Prospectus initially dated May 24, 2000 which, as subsequently amended through the date hereof ("Joint Proxy Statement/Prospectus"), is included in the Registration Statement, as amended, on Form S-4 (Reg. No. 333-37750), filed by World Access with the Securities and Exchange Commission, (the "Registration Statement"). You have requested our opinion as to the material federal income tax consequences of the STAR merger. This opinion is being delivered at your request in connection with the filing of the Registration Statement.

         In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Amended Agreement, the Joint Proxy Statement/Prospectus filed as part of the Registration Statement, the representations made to us by representatives of STAR and World Access in officer's certificates (the "Tax Certificates"), copies of which are attached hereto as Exhibit A and Exhibit B, respectively, and such other documents as we have deemed necessary or appropriate. In our examination and with your consent, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed, with your consent, that: (i) the Merger and the related transactions described in the Amended Agreement (and all exhibits thereto) will be consummated as described in the Amended Agreement (and all exhibits thereto) and the Joint Proxy Statement/Prospectus; (ii) the PT-1 Sale is

World Access, Inc.
September 11, 2000
Page 2

consummated by STAR prior to the Effective Time of the Merger; (iii) the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents; and (iv) none of the terms and conditions contained therein has been or will be waived or modified in any respect prior to the closing of the Merger. We have further assumed with your consent that all statements, facts and representations made in the Amended Agreement, Joint Proxy Statement/Prospectus and the Tax Certificates are true, complete and correct (without regard to any knowledge or other qualifications set forth therein and without undertaking to verify such statements, facts and representations by any independent investigation or review thereof), and that all covenants contained in the Amended Agreement (and all exhibits thereto) are performed without waiver or breach of any material provision thereof. To the extent that this opinion address the federal income tax consequences to holders of STAR Common Stock, we assume that all such holders hold their STAR Common Stock as a "capital asset" within the meaning of Section 1221 of the Code. In addition, the conclusions set forth in this opinion may not be fully applicable to holders of STAR Common Stock subject to special treatment for federal income tax purposes, as listed under the caption "Material federal income tax consequences of the STAR merger" in the Joint Proxy Statement/Prospectus.

         Our opinion is based upon our understanding that the facts and representations set forth in the Amended Agreement, the Joint Proxy Statement/Prospectus and the Tax Certificates are true, complete and correct as of the present time and will remain true, complete and correct at all times up to and including the Effective Time of the Merger and thereafter where relevant. If the Merger and the related transactions described in the Amended Agreement and the Joint Proxy Statement/Prospectus are not consummated in accordance with the terms of such documents or if all of the information, representations or assumptions upon which we relied are not true and correct at all relevant times, our opinion might be adversely affected and may not be relied upon.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. We caution that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change in the authorities upon which our opinion is based could affect the conclusions stated herein. In this regard, this opinion represents only counsel's best legal judgment, has no official status of any kind, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a contrary position if asserted by the IRS. This opinion is expressed as of the date hereof and we disclaim any responsibility

World Access, Inc.
September 11, 2000
Page 3

to advise you of any subsequent changes in the matters stated, represented or assumed herein, or of any subsequent changes in applicable law.

         In order for the Merger to qualify as a "reorganization," Merger Sub must acquire "substantially all" of STAR's assets within the meaning of Section 368(a)(1)(C) of the Code, notwithstanding the fact that the PT-1 Sale will occur prior to the Merger and is counted as an asset that STAR should have at the Effective Time of the Merger for purposes of this calculation. The IRS has publicly ruled that a target corporation's pre-merger sale of 50% of its historic business assets for cash did not violate the "substantially all" requirement where all the remaining assets, including the cash proceeds were transferred to the acquiring corporation. Rev. Rul. 88-48, 1988-1 C.B. 117. Further, for advance private letter ruling purposes, the IRS has indicated that the transfer to the acquiring corporation of seventy percent (70%) of the fair market value of the target corporation's gross assets and ninety percent (90%) of the fair market value of the target corporation's net assets will be deemed to satisfy this "substantially all" requirement. Rev. Proc. 77-37, 1977-2 C.B. 568, Section 3.01 (as amplified and supplemented by the IRS); see also Rev. Rul. 57-518, 1957-2 C.B. 253.

         Judicial decisions have been substantially more lenient, and in addition to the actual percentage of the property transferred, have focused on the nature of the assets retained by the target corporation and the purpose for their retention in making this determination. See e.g., Moffat v. Commissioner, 42 T.C. 558, 578 (1964), aff'd 363 F.2d 262 (9th Cir. 1966), cert. denied, 386
U.S. 1016 (1967); Southland Ice Co. v. Commissioner, 5 T.C. 842, 850 n. 4
(1945); Smith v. Commissioner, 34 B.T.A. 702, 705-706 (1936).

         Based on IRS' published ruling position on pre-merger asset sales by a target corporation, STAR's representations that as a factual matter, the IRS private letter ruling requirements regarding the percentage of its gross assets and net assets to be transferred to World Access, and the other IRS and judicial authority concerning this requirement, the "substantially all" requirement will be met in the Merger and the PT-1 Sale will not prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code.

         Under the "continuity of business enterprise requirement" set forth in
Section 1.368-1(d) of the Treasury regulations, Merger Sub must also continue STAR's "historic business" or "use a significant portion of STAR's historic assets in a business" in order for the STAR merger to qualify as a "reorganization" under the Code. World Access has represented to counsel that as a factual matter, Merger Sub will continue STAR's "historic business" or "use a significant portion of STAR's historic business assets in a business" within the meaning of such Treasury regulations notwithstanding the PT-1 Sale. Based on World Access' representation as to these factual matters, the IRS and the

World Access, Inc.
September 11, 2000
Page 4

judicial authority concerning this requirement, the "continuity of business enterprise" requirement will also be met with respect to the Merger.

         Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code;

         (ii) World Access, STAR and Merger Sub will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

         (iii) no gain or loss will be recognized by STAR stockholders upon the exchange of all their STAR Common Stock solely for WAXS Common Stock in the Merger, except that gain will be recognized upon the receipt of cash in lieu of a fractional share interest in WAXS Common Stock;

         (iv) if World Access elects to issue a combination of cash and WAXS Common Stock in the Merger, gain or loss will be recognized by STAR stockholders participating in the Merger in an amount equal to the lesser of (A) the amount of gain realized on the exchange (i.e., the excess of the sum of the cash and the fair market value of the WAXS Common Stock received over the aggregate tax basis in the STAR Common Stock surrendered in the exchange) and (B) the amount of cash received in the exchange;

         (v) no realized loss on the exchange of STAR Common Stock for a combination of cash and WAXS Common Stock in the Merger can be recognized for federal income tax purposes;

         (vi) the aggregate tax basis of the WAXS Common Stock received in the Merger will be the same as the aggregate tax basis of the STAR Common Stock surrendered in the exchange, less any portion of such basis allocable to any fractional share interest in WAXS Common Stock for which cash is received, increased by the amount of any gain recognized in the exchange (as described in clause (iv) above), and decreased by the amount of any additional cash received;

         (vii) the holding period for the WAXS Common Stock received in the Merger will include the holding period during which the STAR Common Stock was held, provided such stock was held as a capital asset as of the Effective Time of the Merger;

World Access, Inc.
September 11, 2000
Page 5

         (viii) pursuant to Rev. Rul. 74-515, 1974-2 C.B. 118, and assuming no STAR stockholder exercising appraisal rights owns WAXS Common Stock after giving effect to the constructive ownership rules of Section 318 of the Code, each dissenting shareholder will recognize capital gain or loss on the receipt of cash in connection with exercising appraisal rights equal to the difference between the amount of cash received and such stockholder's adjusted tax basis in the STAR Common Stock, which will be long-term capital gain or loss if such dissenting stockholder's STAR Common Stock was held for more than one year as of the Effective Time of the Merger;

         (ix)     the STAR "loss group" (within the meaning of Treas. Reg.
                  Section 1.1502-91(c)(1)) will undergo an "ownership change" within the meaning of Section 382 of the Code as a result of the STAR merger; and

         (x) no gain or loss will be recognized by World Access or the World Access stockholders solely as a result of the STAR merger.

         The character of the gain described in clause (iv) above that will be recognized by a STAR stockholder receiving a combination of cash and WAXS Common Stock in the Merger will be characterized as capital gain unless the receipt of such cash is treated as having the effect of the distribution of a dividend under Section 302 of the Code.

         To determine whether any such recognized gain is capital gain or is a dividend taxed as ordinary income, the Supreme Court has held (and the IRS has agreed) that a hypothetical redemption is deemed to occur under which a STAR stockholder that receives a combination of cash and WAXS Common Stock is treated as (i) hypothetically receiving solely shares of WAXS Common Stock in exchange for all of its STAR Common Stock, and (ii) having a portion of its shares of WAXS Common Stock equal in value to the cash actually received in the Merger redeemed by World Access. Commissioner v. Clark, 489 U.S. 726 (1989); Rev. Rul. 93-61, 1993-2 C.B. 118. The cash received in the hypothetical redemption will have the effect of distribution of a dividend unless such hypothetical redemption (i) is "not essentially equivalent to a dividend" or (ii) results in a "substantially disproportionate" redemption of the WAXS Common Stock, in both cases after giving effect to the constructive ownership rules of Section 318 of the Code.

         The determination of whether the hypothetical redemption is "substantially disproportionate" must be made by comparing (i) the percentage of the WAXS Common Stock that is owned (either actually or constructively) by the STAR stockholder after the Merger with (ii) the percentage of the WAXS Common Stock that would have been owned (either actually or constructively) by the STAR stockholder if the STAR

World Access, Inc.
September 11, 2000
Page 6

stockholder had received solely WAXS Common Stock, and no cash, in the Merger. If the percentage described in clause (i) of the preceding sentence is less than 80% of the percentage described in clause (ii) of that sentence, the hypothetical redemption is considered to be "substantially disproportionate."

         The hypothetical redemption will not be "essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's proportionate interest in STAR. Based on Rev. Rul. 75-512; 1975-2 C.B. 112, if a STAR stockholder that is considered to have a relatively minimal interest in World Access and no right to exercise control over corporate affairs suffers a reduction in the stockholder's proportionate interest in World Access, the stockholder should be regarded as having suffered a meaningful reduction of its interest in World Access.

         The determination of whether a STAR stockholder will satisfy either the "substantially disproportionate" or the "not essentially equivalent to a dividend" test will depend on such STAR stockholder's particular facts and circumstances. The "substantially disproportionate" test will be satisfied if the stockholder can comply with the objective numerical criteria described above in light of its own particular facts and circumstances. The "not essentially equivalent to a dividend" test, however, is not based on any numerical criteria; rather it is highly subjective. Generally, the receipt of cash by a STAR stockholder who does not actually or constructively own any World Access stock (other than the shares of World Access stock that are received in the Merger) will satisfy those tests. However, because the consequences of the application of those tests to each STAR stockholder will vary depending on each STAR stockholder's particular facts and circumstances, there can be no assurance that any STAR stockholder can satisfy either test. As a result, we express no opinion as to whether gain recognized by a STAR stockholder who receives a combination of WAXS Common Stock and cash in the Merger will be treated as capital gain or ordinary income.

         The discussion set forth in the Joint Proxy Statement/Prospectus under the caption "Material federal income tax consequences of the STAR merger" (the "Discussion") is not a complete analysis of all aspects of federal income taxation that may be relevant to a particular STAR stockholder. Because the federal income tax consequences of the Merger to a STAR stockholder will depend on that stockholder's particular situation, we express no opinion as to the completeness of the Discussion as applied to any particular STAR stockholder.

         Except as expressly set forth above in this opinion, we express no opinion as to the tax consequences to any holder of STAR Common Stock, whether federal, state, local or foreign, of the Merger or of transactions consummated before or after the Effective Time of the Merger.

World Access, Inc.
September 11, 2000
Page 7

         In addition, we consent to the reference to Long Aldridge & Norman LLP in the Joint Proxy Statement/Prospectus under the caption "Legal Matters" and "Material federal income tax consequences of the STAR merger" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, of the rules and regulations of the Securities and Exchange Commission.

         Except as set forth herein, this opinion may not be used, circulated, quoted or relied upon for any purpose without our express prior written consent.

                                            Very truly yours,

                                            LONG ALDRIDGE & NORMAN LLP


                                            By: /s/ Mark S. Lange
                                               ---------------------------------
                                                     Mark S. Lange,
                                                     a Partner

                                    EXHIBIT A

               OFFICER'S CERTIFICATE REGARDING CERTAIN TAX MATTERS
                        FOR STAR TELECOMMUNICATIONS, INC.
                          REGARDING THE MERGER OF STAR
                          WITH AND INTO STI MERGER CO.

         This Officer's Certificate is being delivered to Long Aldridge & Norman LLP in connection with the delivery of your legal opinion to World Access, Inc., a Delaware corporation ("WAXS") with respect to the Agreement and Plan of Merger (the "Agreement") dated as of February 11, 2000, by and among Star Telecommunications, Inc., a Delaware corporation ("STAR"), WAXS, and STI Merger Co., a Delaware corporation and wholly-owned subsidiary of WAXS ("Merger Sub"). On June 7, 2000, the parties amended the Agreement (the "Amended Agreement"). Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Amended Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

         DECLARATION

         1. The undersigned officer of STAR is familiar with the business and affairs of STAR, has examined and is familiar, or has consulted with tax advisors to become familiar, with the tax representations set forth below, and has made such investigations of factual matters as are reasonably necessary for the purposes of making the declarations and representations herein. The undersigned is familiar with the Amended Agreement and all documents relating thereto, including, but not limited to, all prospectus and proxy materials prepared in connection with the Merger (collectively, the "Merger Documents").

         2. The undersigned understands that the following representations form the basis of the opinion of Long Aldridge & Norman LLP, counsel to WAXS, and that any change or inaccuracy in the facts described in such representations could adversely alter such opinion.

         REPRESENTATIONS

         The following representations are true, correct, and complete as of the date hereof and will be true, correct, and complete as of the Effective Time and thereafter where relevant, and no additional material information is or will be required to make the following representations not misleading as of such dates:

         1. None of the information relating to the Merger (including, but not limited to, all representations, warranties, covenants, and undertakings) set forth in the Merger Documents, insofar as such information relates to STAR, or to the plans and intentions of STAR, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. To the knowledge of STAR, there is no plan or intention on the part of holders of STAR Common Stock nor have any of such stockholders entered any agreement to sell, exchange or otherwise dispose of a number of shares of WAXS Common Stock received in the Merger to any person related to WAXS within the meaning of Treas. Reg. Section 1.368-1(e)(3) that would reduce the STAR stockholders' aggregate ownership of such WAXS Common Stock to a number of shares of WAXS Common Stock having a value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding STAR Common Stock as of the Effective Time. For purposes of this representation, shares of STAR Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of WAXS Common Stock will be treated as outstanding STAR Common Stock as of the Effective Time.

         3. The fair market value of the WAXS Common Stock and cash in lieu of fractional shares of WAXS Common Stock, together with any cash paid by WAXS, as the case may be, received by each holder of STAR Common Stock in the Merger will be approximately equal to the fair market value of the shares of STAR Common Stock surrendered in the Merger by each STAR stockholder.

         4. STAR is not a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets (excluding cash, cash items, receivables and U.S. government securities) are stock or securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. For purposes of the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets. A corporation shall be considered a subsidiary for purposes of this paragraph if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.

         5. In the Merger, STAR will transfer to Merger Sub at least ninety percent (90%) of the fair market value of its net assets, and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by STAR to dissenters or to STAR stockholders who receive cash or other property, STAR assets used by STAR to pay reorganization expenses, and STAR assets used for redemptions and distributions (excluding regular, normal dividends) made by STAR prior to the Effective Time will be included as assets of STAR held immediately prior to the Merger. For purposes of this representation, the Net PT-1 Proceeds will also be included as "substituted assets" of STAR held immediately prior to the Merger within the meaning of Rev. Rul. 88-48, 1988-1 C.B. 117, because STAR will retain the Net PT-1 Proceeds, none of the Net PT-1 Proceeds will be distributed to STAR stockholders and the Net PT-1 Proceeds will be transferred to the Merger Sub in the Merger.

         6. Pursuant to the Amended Agreement and for bona fide business reasons unrelated to taxes, the PT-1 Sale will be consummated prior to the Effective Time. STAR consummated the merger of PT-1 Communications, Inc. ("PT-1") with and into a wholly-owned subsidiary of

STAR on February 4, 1999. As described in the STAR SEC Reports, PT-1's operations are primarily focused on the marketing of dial-around services and prepaid telephone calling cards to the retail marketplace of individual end-users and, as such, is not the "historic business" of STAR within the meaning of Treas. Reg. Section 1.368-1(d), which as described in such STAR SEC Reports, is instead focused on providing switched voice services on a wholesale basis primarily to U.S.-based long distance carriers. Further, as of the date hereof, the fair market value of the capital stock of PT-1 held by STAR is less than fifty percent (50%) of the fair market value of the gross assets of STAR, and STAR currently expects this statement to remain true when the PT-1 Sale is consummated prior to the Effective Time.


         7. None of the compensation received by any stockholder-employee of STAR will be separate consideration for, or allocable to, any of the shares of STAR Common Stock held by such stockholder-employee; none of the shares of WAXS Common Stock issued in the Merger and received by any stockholder-employee of STAR will be separate consideration for, or allocable to, any employment agreement, agreement not to compete or any other compensation owed or owing to such stockholder-employee; and the compensation paid to any stockholder-employee of STAR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         8. STAR and each of its stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

         9. There is no intercorporate indebtedness existing between WAXS and STAR or between STAR and the Merger Sub that was issued, acquired, or will be settled at a discount.

         10. At the Effective Time of the Merger, the fair market value of the assets of STAR transferred to the Merger Sub will equal or exceed the sum of its liabilities assumed by the Merger Sub, plus (without duplication) the amount of liabilities, if any, to which the transferred assets of STAR are subject.

         11. The liabilities of STAR assumed by the Merger Sub and the liabilities of STAR to which the transferred assets of STAR are subject were incurred by STAR in the ordinary course of its business.

         12. STAR is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


         13. As described in the STAR SEC Reports, the business carried on by STAR at the Effective Time is focused on providing switched voice services on a wholesale basis primarily to U.S. - based long distance carriers, and constitutes its "historic business" within the meaning of Treas. Reg. Section 1.368-1(d).


         14. Prior to the Effective Time, STAR has not distributed the stock of any corporation in a distribution qualifying for tax-free treatment under Section 355 of the Code.

         15. During the five (5) year period ending as of the Effective Time, neither STAR nor any persons related to STAR within the meaning of Treas. Reg. Section 1.368-1(e)(3) (but without regard to Treas. Reg. Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (A) acquired STAR Common Stock with consideration other than shares of WAXS capital stock or STAR Common Stock or
(B) made any "extraordinary distributions" with respect to STAR Common Stock within the meaning of Treas. Reg. Section 1.368-1T(e)(1)(ii)(A).


         16. The principal purposes of STAR for participating in the Merger are bona fide business purposes unrelated to taxes as set forth in the Merger Documents, and the terms of the Amended Agreement are the product of arm's-length negotiations.

         17. STAR and each of its Subsidiaries are not currently, have not been within the last five (5) years, and do not anticipate becoming a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

         18. The Amended Agreement and the documents executed therewith represent the entire understanding of STAR, WAXS and the Merger Sub with respect to the Merger.

         19. Each of the letters sent by STAR to the fourteen (14) individual employees (whose names are listed on Schedule 3.2(j) Employee Benefits Matters at part (8) Change of Control Benefits on pages 23, 24 and 25 of the STAR Disclosure Schedules to the Amended Agreement) to which STAR has granted options and whose options will accelerate upon the Merger (i) was properly authorized and executed by STAR, (ii) reflects valid action taken by STAR's Non-Executive Stock Option Committee and (iii) is binding upon each such employee.

         It is understood that (i) your opinion will be based on the representations set forth herein and on the statements contained in the Merger Documents (including all schedules and exhibits thereto), and (ii) your opinion will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. It is further understood that your opinion will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


Date: September 11, 2000
                                          Very truly yours,

                                          STAR TELECOMMUNICATIONS, INC.
                                          a Delaware corporation


                                          By: /s/ Mary A. Casey
                                             -----------------------------------
                                          Title: President
                                                --------------------------------

                                    EXHIBIT B

               OFFICER'S CERTIFICATE REGARDING CERTAIN TAX MATTERS
                             FOR WORLD ACCESS, INC.
              REGARDING THE MERGER OF STAR TELECOMMUNICATIONS, INC.
                          WITH AND INTO STI MERGER CO.

         This Officer's Certificate is being delivered to Long Aldridge & Norman LLP in connection with the delivery of your legal opinion to World Access, Inc., a Delaware corporation ("WAXS") with respect to the Agreement and Plan of Merger (the "Agreement") dated as of February 11, 2000, by and among Star Telecommunications, Inc., a Delaware corporation ("STAR"), WAXS, and STI Merger Co., a Delaware corporation and wholly-owned subsidiary of WAXS ("Merger Sub"). On June 7, 2000, the parties amended the Agreement (the "Amended Agreement"). Unless otherwise indicated, capitalized terms used herein have the meaning ascribed to them in the Amended Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

         DECLARATION

         1. The undersigned officer of WAXS is familiar with the business and affairs of WAXS, has examined and is familiar, or has consulted with tax advisors to become familiar, with the tax representations set forth below, and has made such investigations of factual matters as are reasonably necessary for the purposes of making the declarations and representations herein. The undersigned is familiar with the Amended Agreement and all documents relating thereto, including, but not limited to, all prospectus and proxy materials prepared in connection with the Merger (collectively, the "Merger Documents").

         2. The undersigned understands that the following representations form the basis of the opinion of Long Aldridge & Norman LLP, counsel to WAXS, and that any change or inaccuracy in the facts described in such representations could adversely alter such opinion.

         REPRESENTATIONS

         To the best of the knowledge and belief of the undersigned, the following representations regarding the Merger are true, correct, and complete as of the date hereof and will be true, correct, and complete as of the Effective Time and thereafter where relevant, and no additional material information is or will be required to make the following representations not misleading as of such dates:

         1. None of the information relating to the Merger (including, but not limited to, all representations, warranties, covenants, and undertakings) set forth in the Merger Documents, insofar as such information relates to WAXS and Merger Sub, or to the plans and intentions of any of those entities, contains any untrue statement of material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2. During the five (5) year period beginning as of the Effective Time, neither WAXS nor any person "related" to WAXS within the meaning of Treas. Reg. Section 1.368-1(e)(3) will (A) be under any obligation and will have entered into any agreement to redeem or repurchase any of the WAXS Common Stock issued in the Merger or to make any "extraordinary distributions" within the meaning of Treas. Reg. Section 1.368-1T(e)(1)(ii)(A) in respect of the WAXS Common Stock and (B) have a plan or intention to reacquire any of the WAXS Common Stock issued in the Merger either directly or through any transaction, agreement or arrangement with any other person, except that WAXS may repurchase shares of WAXS Common Stock on the open market through a broker for the prevailing market price pursuant to an open-market repurchase program as described in Rev. Rul. 99-58, 1999-52 I.R.B. 701.

         3. As of the Effective Time, neither WAXS nor any person related to WAXS within the meaning of Treas. Reg. Section 1.368-1(e)(3) will own beneficially or of record, nor will have owned during the past five (5) years, any STAR Common Stock or securities of STAR or options or instruments giving the holder thereof the right to acquire STAR Common Stock or securities of STAR.

         4. Prior to or in the Merger, neither WAXS nor any person related to WAXS within the meaning of Treas. Reg. Section 1.368-1(e)(3) will have acquired directly or through any transaction, agreement or arrangement with any other person, any capital stock of STAR with consideration other than shares of WAXS Common Stock.


         5. The fair market value of the WAXS Common Stock and cash in lieu of fractional shares of WAXS Common Stock, together with any cash paid by WAXS, as the case may be, received by each holder of STAR Common Stock in the Merger will be approximately equal to the fair market value of the shares of STAR Common Stock surrendered in the Merger by each STAR stockholder.

         6. Following the Merger, WAXS will cause the Merger Sub to continue STAR's "historic business" within the meaning of Treas. Reg. ss. 1.368-1(d) or use a significant portion of STAR's historic business assets in a business. For purposes of this representation, the Merger Sub will be treated as conducting STAR's historic business or using a significant portion of STAR's historic business assets in a business if (a) the members of the WAXS "qualified group" (as defined below in Representation 9), in the aggregate, continue the historic business of STAR or use a significant portion of STAR's historic business assets in a business, or (b) the foregoing activities are undertaken by a partnership in which (1) the members of the WAXS qualified group, in the aggregate, own at least a thirty-three and one third percent (33 1/3%) interest in the partnership, or (ii) one or more members of the qualified group has active and substantial management functions as a partner with respect to the partnership business and the members of the qualified group, in the aggregate, own at least a twenty percent (20%) interest in the partnership.

         7. On and prior to the Effective Time, WAXS will be in "control" of the Merger Sub within the meaning of Section 368(c) of the Code, which is a newly-formed corporation that was organized for the sole purpose of facilitating the Merger.

         8. WAXS has no plan or intention, and WAXS has no plan or intention to cause the Merger Sub, to issue additional shares of its capital stock following the Merger, or take any other action, that would result in WAXS losing "control" of the Merger Sub within the meaning of Section 368(c) of the Code.


         9. WAXS has no plan or intention following the Merger to liquidate the Merger Sub; to merge the Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of the Merger Sub; or to cause the Merger Sub to sell or otherwise dispose of any of the assets acquired from STAR, except for dispositions made in the ordinary course of business or for transfers or successive transfers of all or part of the assets acquired from STAR to a member(s) of the WAXS qualified group or to a partnership that has a member(s) of the qualified group as a partner who own, in the aggregate, at least a thirty-three and one third percent (33 1/3%) interest in the partnership, or (ii) one or more members of the qualified group has active and substantial management functions as a partner with respect to the partnership business and the members of the qualified group, in the aggregate, own at least a twenty percent (20%) interest in the partnership. For purposes of this Representation 9, and as set forth under Treas. Reg. Section 1.368-1(d)(4)(ii), the term "qualified group" shall mean one or more chains of corporations connected through stock ownership with WAXS, but only if WAXS owns directly stock meeting the requirements of Section 368(c) of the Code in at least one other corporation, and stock meeting the requirements of Section 368(c) of the Code in each of the corporations (except WAXS) is owned directly by one of the other corporations.


         10. WAXS and the Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger.

         11. There is no intercorporate indebtedness existing between WAXS and STAR or between the Merger Sub and STAR that was issued, acquired, or will be settled at a discount.

         12. Neither WAXS nor the Merger Sub is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets (excluding cash, cash items, receivables and U.S. government securities) are stock or securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. For purposes of the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets. A corporation shall be considered a subsidiary for purposes of this paragraph if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote, or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding.

         13.      No stock of the Merger Sub will be issued in the Merger.

         14. Neither WAXS nor the Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         15. In the Merger, the Merger Sub will acquire at least ninety percent (90%) of the fair market value of STAR's net assets, and at least seventy percent (70%) of the fair market value of STAR's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by STAR to dissenters or to STAR stockholders who receive cash or other property, STAR assets used by STAR to pay reorganization expenses, and STAR assets used for redemptions and distributions (excluding regular, normal dividends) made by STAR prior to the Effective Time will be included as assets of STAR held immediately prior to the Merger. For purposes of this representation, the Net PT-1 Proceeds will also be included as "substituted assets" of STAR held immediately prior to the Merger within the meaning of Rev. Rul. 88-48, 1988-1 C.B. 117, because STAR will retain the Net PT-1 Proceeds, none of the Net PT-1 Proceeds will be distributed to STAR stockholders and the Net PT-1 Proceeds will be transferred to the Merger Sub in the Merger.

         16. None of the compensation received by any stockholder-employee of STAR will be separate consideration for, or allocable to, any of the shares of STAR Common Stock held by such stockholder-employee; none of the shares of WAXS Common Stock issued in the Merger and received by any stockholder-employee of STAR will be separate consideration for, or allocable to, any employment agreement, agreement not to compete or any other compensation owed or owing to such stockholder-employee; and the compensation paid to any stockholder-employee of STAR will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         17. The payment of cash in lieu of fractional shares of WAXS Common Stock is solely for the purpose of avoiding the expense and inconvenience to WAXS of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to STAR stockholders instead of issuing fractional shares of WAXS Common Stock will not exceed one percent (1%) of the total Merger Consideration that will be issued in the Merger.

         18. Prior to the Effective Time, neither WAXS nor any Subsidiary of WAXS has distributed the stock of any corporation in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

         19. The principal purposes of WAXS for participating in the Merger are bona fide business purposes unrelated to taxes as set forth in the Merger Documents, and the terms of this Amended Agreement are the product of arm's-length negotiations.

         20. The Amended Agreement and the documents executed therewith represent the entire understanding of STAR, WAXS and the Merger Sub with respect to the Merger.

         It is understood that (i) your opinion will be based on the representation set forth herein and on the statements contained in the Merger Documents (including all schedules and exhibits thereto), and (ii) your opinion will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. It is further understood that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.


Date: September 11, 2000.

                                        Very truly yours,

                                        WORLD ACCESS, INC.,
                                        a Delaware corporation


                                        By: /s/ Michael Mies
                                           -------------------------------------
                                        Title: Senior Vice President--Finance
                                               and Treasurer
                                              ----------------------------------



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